UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/19/2008

Turbine Truck Engines Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-109118

NV	59-3691650
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

917 Biscayne Blvd.
Suite 6
Deland, Florida 32724
(Address of principal executive offices, including zip code)

386-943-8358
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On May 13, 2008, the Company terminated the Merger and Exchange Agreement (the Agreement) dated February 6, 2008 it had entered into with High Point Acquisition Inc. (Acquisition) and High Point Transport, Inc., a Florida corporation (HPTI).

The Company entered into the Agreement for the purpose of accessing necessary funding to continue operations. Prior to the date of the Agreement, there was no relationship between Turbine Truck and High Point Transport.

Due to unforeseen circumstances of High Point Transport, the parties mutually agreed to terminate the Agreement as of the termination date. Pursuant to the term of the mutual termination, Turbine will repay High Point the sum of $2,000 which represents the parties settlement of debts owed one to the other, and that subsequent to the payment, no further obligations or liabilities will exist between the parties.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines Inc.

Date: May 19, 2008	By:	/s/ Michael H. Rouse
Michael H. Rouse
President, CEO